EXHIBIT 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	Korea
2.	Korea South-East Power Co., Ltd.	Korea
3.	Korea Midland Power Co., Ltd.	Korea
4.	Korea Western Power Co., Ltd.	Korea
5.	Korea Southern Power Co., Ltd.	Korea
6.	Korea East-West Power Co., Ltd.	Korea
7.	KEPCO Engineering & Construction Company, Inc.	Korea
8.	KEPCO Plant Service & Engineering Co., Ltd.	Korea
9.	KEPCO Nuclear Fuel Co., Ltd.	Korea
10.	KEPCO KDN Co., Ltd.	Korea
11.	Garorim Tidal Power Plant Co., Ltd.	Korea
12.	Korea Engineering & Power Services Co., Ltd.	Korea
13.	KEPCO International Hong Kong Ltd.	Hong Kong
14.	KEPCO International Philippines Inc.	Philippines
15.	KEPCO Gansu International Ltd.	Hong Kong
16.	KEPCO Philippines Holdings Inc.	Philippines
17.	KEPCO Philippines Corporation	Philippines
18.	KEPCO Ilijan Corporation	Philippines
19.	KEPCO Lebanon SARL	Lebanon
20.	KEPCO Neimenggu International Ltd.	Hong Kong
21.	KEPCO Shanxi International Ltd.	Hong Kong
22.	KOMIPO Global Pte Ltd.	Singapore
23.	KEPCO Canada Energy Ltd.	Canada
24.	KEPCO Netherlands B.V.	Netherlands
25.	KOREA Imouraren Uranium Investment Corp.	France
26.	KEPCO Australia Pty., Ltd.	Australia
27.	KOSEP Australia Pty., Ltd.	Australia
28.	KOMIPO Australia Pty., Ltd.	Australia
29.	KOWEPO Australia Pty., Ltd.	Australia
30.	KOSPO Australia Pty., Ltd.	Australia
31.	KEPCO Middle East Holding Company	Bahrain
32.	Qatrana Electric Power Company	Jordan
33.	KHNP Canada Energy Ltd.	Canada
34.	KEPCO Bylong Australia Pty., Ltd.	Australia
35.	Korea Waterbury Uranium Limited Partnership	Canada
36.	KEPCO Canada Uranium Investment Limited Partnership	Canada
37.	Korea Electric Power Nigeria Ltd.	Nigeria
38.	KEPCO Holdings de Mexico	Mexico
39.	KST Electric Power Company	Mexico
40.	KEPCO Energy Service Company	Mexico
41.	KEPCO Netherlands S3 B.V.	Netherlands
42.	PT. KOMIPO Pembangkitan Jawa Bali	Indonesia
43.	PT. Cirebon Power Service	Indonesia
44.	KOWEPO International Corporation	Philippines
45.	KOSPO Jordan LLC	Jordan
46.	EWP Philippines Corporation (Formerly, EWP Cebu Corporation)	Philippines
47.	EWP Philippine Holdings Corporation	Philippines
48.	EWP America Inc.	USA

	Consolidated subsidiaries	Jurisdiction of Incorporation
49.	EWP Renewable Co.	USA
50.	DG Fairhaven Power, LLC	USA
51.	DG Kings Plaza Holdings, LLC	USA
52.	DG Kings Plaza, LLC	USA
53.	DG Kings Plaza II, LLC	USA
54.	DG Whitefield, LLC	USA
55.	Springfield Power, LLC	USA
56.	KNF Canada Energy Limited	Canada
57.	PT KEPCO Resource Indonesia	Indonesia
58.	EWP Barbados 1 SRL	Barbados
59.	California Power Holdings, LLC	USA
60.	Gyeonggi Green Energy Co., Ltd.	Korea
61.	PT. Tanggamus Electric Power	Indonesia
62.	Gyeongju Wind Power Co., Ltd.	Korea
63.	KOMIPO America Inc.	USA
64.	Boulder Solar Power, LLC	USA
65.	EWPRC Biomass Holdings, LLC	USA
66.	KOSEP USA, INC.	USA
67.	PT. EWP Indonesia	Indonesia
68.	KOWEPO America LLC.	USA
69.	KEPCO Netherlands J3 B.V.	Netherlands
70.	Korea Offshore Wind Power Co., Ltd.	Korea
71.	Global One Pioneer B.V.	Netherlands
72.	Global Energy Pioneer B.V.	Netherlands
73.	KOSEP Wind Power, LLC.	USA
74.	Mira Power Limited	Pakistan
75.	KOSEP Material Co., Ltd.	Korea
76.	Commerce and Industry Energy Co., Ltd.	Korea
77.	KEPCO Singapore Holding Pte., Ltd.	Singapore
78.	KOWEPO India Private Limited	India
79.	KEPCO KPS Philippines Corp.	Philippines
80.	KOSPO Chile SpA	Chile

All of the foregoing entities do business under their respective names set forth above.